EXHIBIT 99.1

                    PRESS RELEASE OF NORTHWEST BANCORP, INC.

                                                                    Exhibit 99.1

                                EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:   William J. Wagner, President and Chief Executive Officer
              (814) 726-2140
           William W. Harvey, Jr., Senior Vice President and Chief Financial
              Officer (814) 726-2140

                 Northwest Bancorp, Inc. Announces Third Quarter
                       Earnings and Dividend Declaration

Warren, Pennsylvania April 21, 2005

Northwest Bancorp, Inc. (NASDAQ: NWSB) announced net income for the quarter ended March 31, 2005 of $14.3 million, or $0.28 per diluted share. This represents a 1.0% increase over the same quarter last year when net income was $14.2 million, or $0.29 per diluted share. The annualized returns on average shareholders' equity and average assets were 10.11% and 0.90%, respectively for the current quarter compared to 10.60% and 0.91% for the same quarter last year.

Net income for the current fiscal quarter increased by $1.1 million, or 8.0%, compared to the Company's previous fiscal quarter ended December 31, 2004 when net income was $13.2 million. This increase is primarily attributable to an increase in net interest income.

Net income for the nine-month period ended March 31, 2005 of $41.7 million, or $0.83 per diluted share represents an increase of $1.9 million, or 5.0% over the nine-month period ended March 31, 2004 when net income was $39.8 million, or $0.82 per diluted share. The annualized returns on average shareholders' equity and average assets were 9.95% and 0.88%, respectively for the current nine-month period compared to 10.54% and 0.86% for the same period last year. In comparing the two periods, the Company noted that the prior year's earnings included gains on the sale of securities in the amount of $2.0 million, after tax, which were recorded when the Company restructured its balance sheet following the acquisition of Bell Federal Savings in August 2003. Excluding these gains, which are not considered core earnings, net income increased by $3.9 million, or 10.0%, over the previous year.

In making this announcement, William J. Wagner, President and CEO, noted, "We are pleased to report increases in earnings over the previous year for both the latest quarter and year-to-date. These year-over-year improvements relate primarily to increases in our net interest margin. We have made a concerted effort over the past four years to protect our margin and structure our balance sheet for rising interest rates. This planning proved to be effective during the current fiscal year as our net interest margin improved to 3.23% compared to 2.96% in the previous year. Also contributing to our improved margin was a shift of approximately $220 million of funds from our portfolio of cash and investments to loans, which generally carry higher rates of interest than cash and investments."

Mr. Wagner continued, "Our balance sheet grew substantially in the first nine months of our current fiscal year as the acquisition of Leeds Federal Savings Bank and First Carnegie Deposit added assets of over $550 million. However, as a result of the accounting treatment applied to these transactions, our prior year numbers were revised to include the operations of both of these institutions. Accordingly, the growth in both our balance sheet and our earnings provided by these acquisitions is not evident in the current year financial statements."

The Company noted the increase in the provision for loan losses of $1.2 million, or 75.0%, for the quarter ended March 31, 2005 and $1.8 million, or 34.0%, for the nine month period ended March 31, 2005, when compared to the same periods in the prior year. In recording this additional expense, the Company considered the significant growth in the loan portfolio as well as a continued shift in product mix to commercial and consumer loans, which generally have more credit risk than first mortgage loans.

During the quarter, the Company received all regulatory approvals to merge Jamestown Savings Bank into Northwest Savings Bank. Since Jamestown is currently a member of the Northwest consolidated group and a significant portion of its back-office operations are performed by Northwest Savings Bank, the merger is not expected to result in significant synergies and is not expected to have a material impact on the Company's earnings. The merger is scheduled for completion in May 2005.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.12 per share to be paid on May 16, 2005 to shareholders of record as of May 2, 2005. This represents the forty-second consecutive quarter that the Company has paid a dividend since completing its initial public offering in 1994.

Northwest Bancorp, Inc., headquartered in Warren, Pennsylvania, operates 135 banking locations in Pennsylvania, five banking locations in Ohio and two banking locations in Maryland through its subsidiary, Northwest Savings Bank and ten banking locations in New York through its subsidiary, Jamestown Savings Bank. The Company also operates 47 consumer finance offices in Pennsylvania and two consumer finance offices in New York through its subsidiary, Northwest Consumer Discount Company.

Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.

--------------------------------------------------------------------------------
In addition to historical information, this release may contain certain forward-looking statements that are based on assumptions and information currently available to management. These forward-looking statements are subject to various risks and uncertainties including, but not limited to, economic, regulatory, competitive and other factors affecting the Company and its operations. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results may differ materially from those expressed or implied. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

                    NORTHWEST BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                    MARCH 31,         JUNE 30,
                                       ASSETS                                          2005            2004 *
--------------------------------------------------------------------------------   -----------     -----------
CASH AND CASH EQUIVALENTS                                                          $    74,095          57,466
INTEREST-EARNING DEPOSITS IN OTHER FINANCIAL
   INSTITUTIONS                                                                        103,852         174,199
FEDERAL FUNDS SOLD AND OTHER SHORT-TERM INVESTMENTS                                     21,840         160,058
MARKETABLE SECURITIES AVAILABLE-FOR-SALE (AMORTIZED
   COST OF $692,975 AND $858,569)                                                      693,819         855,679
MARKETABLE SECURITIES HELD-TO-MATURITY (MARKET
   VALUE OF $735,719 AND $601,738)                                                     732,783         601,542
                                                                                   -----------     -----------
      TOTAL CASH, INTEREST-EARNING DEPOSITS AND
      MARKETABLE SECURITIES                                                          1,626,389       1,848,944

MORTGAGE LOANS - ONE- TO FOUR-FAMILY                                                 2,612,480       2,563,251
COMMERCIAL REAL ESTATE LOANS                                                           513,733         446,675
CONSUMER LOANS                                                                       1,049,067         924,786
COMMERCIAL BUSINESS LOANS                                                              127,841         149,899
                                                                                   -----------     -----------
      TOTAL LOANS RECEIVABLE                                                         4,303,121       4,084,611
ALLOWANCE FOR LOAN LOSSES                                                              (30,700)        (30,670)
                                                                                   -----------     -----------
      LOANS RECEIVABLE, NET                                                          4,272,421       4,053,941

FEDERAL HOME LOAN BANK STOCK, AT COST                                                   32,191          38,884
ACCRUED INTEREST RECEIVABLE                                                             25,523          22,578
REAL ESTATE OWNED, NET                                                                   6,530           3,951
PREMISES AND EQUIPMENT, NET                                                             95,489          82,417
BANK OWNED LIFE INSURANCE                                                              103,517         100,090
GOODWILL                                                                               142,078         142,078
OTHER INTANGIBLE ASSETS                                                                 12,942          16,429
OTHER ASSETS                                                                            23,870          33,936
                                                                                   -----------     -----------
      TOTAL ASSETS                                                                 $ 6,340,950       6,343,248
                                                                                   ===========     ===========


                        LIABILITIES AND SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------
LIABILITIES:
   NONINTEREST-BEARING DEMAND DEPOSITS                                             $   253,434         220,667
   INTEREST-BEARING DEMAND DEPOSITS                                                    663,582         668,475
   SAVINGS DEPOSITS                                                                  1,764,777       1,970,303
   TIME DEPOSITS                                                                     2,504,669       2,332,176
                                                                                   -----------     -----------
      TOTAL DEPOSITS                                                                 5,186,462       5,191,621

   BORROWED FUNDS                                                                      435,033         449,147
   ADVANCES BY BORROWERS FOR TAXES AND INSURANCE                                        23,943          29,607
   ACCRUED INTEREST PAYABLE                                                              4,046           4,280
   OTHER LIABILITIES                                                                    21,513          16,059
   JUNIOR SUBORDINATED DEBENTURES                                                      102,062         102,062
                                                                                   -----------     -----------
      TOTAL LIABILITIES                                                              5,773,059       5,792,776

SHAREHOLDERS' EQUITY:
   PREFERRED STOCK, $.10 PAR VALUE: 50,000,000 AND 10,000,000 SHARES                        --              --
      AUTHORIZED, RESPECTIVELY, NO SHARES ISSUED
   COMMON STOCK, $.10 PAR VALUE: 500,000,000 AND 100,000,000 SHARES
      AUTHORIZED, RESPECTIVELY, 50,824,260 AND 47,960,287 ISSUED
      AND OUTSTANDING, RESPECTIVELY                                                      5,082           4,796
   PAID-IN CAPITAL                                                                     206,131         211,545
   RETAINED EARNINGS                                                                   359,895         336,164
   ACCUMULATED OTHER COMPREHENSIVE INCOME:
      NET UNREALIZED GAIN/ (LOSS) ON SECURITIES AVAILABLE-
      FOR-SALE, NET OF INCOME TAXES                                                      2,614          (2,033)
   UNEARNED COMPENSATION - RECOGNITION AND RETENTION PLAN                               (5,831)           --
                                                                                   -----------     -----------
      TOTAL SHAREHOLDERS' EQUITY                                                       567,891         550,472
                                                                                   -----------     -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                   $ 6,340,950       6,343,248
                                                                                   ===========     ===========

         EQUITY TO ASSETS                                                                 8.96%           8.68%
         BOOK VALUE PER SHARE *                                                    $     11.17     $     11.48
         CLOSING MARKET PRICE                                                      $     21.41     $     22.90
         FULL TIME EQUIVALENTS                                                           1,659           1,645
         NUMBER OF OFFICES                                                                 152             149

* - Revised to reflect the acquisitions of Leeds Federal Savings Bank and First
    Carnegie Deposit by Northwest Bancorp, Inc.


                    NORTHWEST BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                         MARCH 31,                          MARCH 31,
                                                   2005             2004*            2005              2004*
                                               ------------     ------------     ------------     ------------
INTEREST INCOME:
  LOANS RECEIVABLE                             $     65,801           61,752          193,799          181,681
  MORTGAGE-BACKED SECURITIES                          6,669            7,302           19,955           19,629
  TAXABLE INVESTMENT SECURITIES                       5,388            3,781           13,076           11,664
  TAX-FREE INVESTMENT SECURITIES                      3,057            3,131            9,219            9,053
  INTEREST-EARNING DEPOSITS                             837              719            3,304            2,562
                                               ------------     ------------     ------------     ------------
   TOTAL INTEREST INCOME                             81,752           76,685          239,353          224,589

INTEREST EXPENSE:
  DEPOSITS                                           27,462           25,577           80,788           80,642
  BORROWED FUNDS                                      6,967            6,925           21,023           21,199
                                               ------------     ------------     ------------     ------------
   TOTAL INTEREST EXPENSE                            34,429           32,502          101,811          101,841

   NET INTEREST INCOME                               47,323           44,183          137,542          122,748
PROVISION FOR LOAN LOSSES                             2,906            1,659            6,909            5,137
                                               ------------     ------------     ------------     ------------
   NET INTEREST INCOME AFTER PROVISION
   FOR LOAN LOSSES                                   44,417           42,524          130,633          117,611

NONINTEREST INCOME:
  SERVICE CHARGES AND FEES                            4,011            3,503           12,033           10,377
  TRUST AND OTHER FINANCIAL SERVICES INCOME           1,107            1,091            3,219            2,940
  INSURANCE COMMISSION INCOME                           604              183            1,625              542
  GAIN ON SALE OF MARKETABLE SECURITIES, NET            381            1,210              523            5,107
  GAIN/ (LOSS) ON SALE OF LOANS, NET                    (76)             (93)            (211)             308
  GAIN ON SALE OF REAL ESTATE OWNED, NET                794              501              946            1,561
  INCOME FROM BANK OWNED LIFE INSURANCE               1,083            1,126            3,323            3,274
  OTHER OPERATING INCOME                                654              770            2,211            1,620
                                               ------------     ------------     ------------     ------------
   TOTAL NONINTEREST INCOME                           8,558            8,291           23,669           25,729

NONINTEREST EXPENSE:
  COMPENSATION AND EMPLOYEE BENEFITS                 17,981           16,651           52,990           48,440
  PREMISES AND OCCUPANCY COSTS                        4,720            4,372           13,038           12,007
  OFFICE OPERATIONS                                   2,716            2,713            8,393            8,158
  PROCESSING EXPENSES                                 2,649            2,452            7,671            7,028
  ADVERTISING                                         1,359              839            3,060            2,011
  AMORTIZATION OF INTANGIBLE ASSETS                   1,028            1,392            3,486            3,276
  OTHER EXPENSES                                      2,276            2,375            6,602            6,200
                                               ------------     ------------     ------------     ------------
   TOTAL NONINTEREST EXPENSE                         32,729           30,794           95,240           87,120

  INCOME BEFORE INCOME TAXES                         20,246           20,021           59,062           56,220
  FEDERAL AND STATE INCOME TAXES                      5,983            5,832           17,365           16,433
                                               ------------     ------------     ------------     ------------

     NET INCOME                                $     14,263           14,189           41,697           39,787
                                               ============     ============     ============     ============

BASIC EARNINGS PER SHARE                       $       0.28     $       0.30     $       0.84     $       0.83

DILUTED EARNINGS PER SHARE                     $       0.28     $       0.29     $       0.83     $       0.82

RETURN ON AVERAGE EQUITY                              10.11%           10.60%            9.95%           10.54%
RETURN ON AVERAGE ASSETS                               0.90%            0.91%            0.88%            0.86%

BASIC COMMON SHARES OUTSTANDING                  50,572,551       47,848,376       49,593,433       47,772,707
DILUTED COMMON SHARES OUTSTANDING                50,997,031       48,484,737       50,082,079       48,370,306

* - Revised to reflect the acquisition of Leeds Federal Savings Bank by
    Northwest Bancorp, Inc.

                    NORTHWEST BANCORP, INC. AND SUBSIDIARIES
                               SUPPLEMENTARY DATA
                             (DOLLARS IN THOUSANDS)

                                                  THREE MONTHS              NINE MONTHS
                                                 ENDED MARCH 31,          ENDED MARCH 31,
                                                2005         2004        2005        2004
                                               -------     -------     -------     -------
ALLOWANCE FOR LOAN LOSSES
  BEGINNING BALANCE                             29,628      29,024      30,670      27,166
  PROVISION                                      2,906       1,659       6,909       5,137
  CHARGE-OFFS                                   (2,077)     (1,460)     (7,426)     (4,297)
  RECOVERIES                                       243         518         547         810
  ACQUISITIONS                                    --          --          --           925
                                               -------     -------     -------     -------
  ENDING BALANCE                                30,700      29,741      30,700      29,741

NET CHARGE-OFFS TO AVERAGE LOANS, ANNUALIZED      0.17%       0.10%       0.22%       0.12%


                                         MARCH 31,                 JUNE 30,
                                    2005         2004                2004
                                  ---------    ---------          ---------
NON-PERFORMING LOANS                 34,080       34,211             32,505
REAL ESTATE OWNED, NET                6,530        2,961              3,951
                                  ---------    ---------          ---------
NON-PERFORMING ASSETS                40,610       37,172             36,456

NON-PERFORMING LOANS TO
  TOTAL LOANS                          0.79%        0.87%              0.80%
NON-PERFORMING ASSETS TO
  TOTAL ASSETS                         0.64%        0.59%              0.57%
ALLOWANCE FOR LOAN LOSSES TO
  TOTAL LOANS                          0.71%        0.75%              0.75%
ALLOWANCE FOR LOAN LOSSES TO
  NON-PERFORMING LOANS                90.08%       86.93%             94.35%

                              Average Balance Sheet
                             (Dollars in Thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

                                                                             Three Months Ended March 31,
                                                                   2005                                  2004*
-----------------------------------------------------------------------------------------------------------------------------
                                                                                 Avg.                                   Avg.
                                                     Average                    Yield/      Average                    Yield/
                                                     Balance     Interest        Cost       Balance     Interest        Cost
-----------------------------------------------------------------------------------------------------------------------------
ASSETS:
Interest earning assets:
 Loans receivable (a) (b) (d)                      $4,272,807   $   66,135       6.19%    $3,933,539    $   62,058      6.31%
 Mortgage-backed securities (c)                    $  721,608   $    6,669       3.70%    $  859,934    $    7,301      3.40%
 Investment securities (c) (d) (e)                 $  746,718   $    9,758       5.23%    $  684,770    $    8,521      4.98%
 FHLB stock                                        $   32,816   $      333       4.06%    $   35,145    $       71      0.81%
 Other interest earning deposits                   $  125,207   $      837       2.67%    $  302,414    $      719      0.95%
                                                   ----------   ----------                ----------    ----------

Total interest earning assets                      $5,899,156   $   83,732       5.68%    $5,815,802    $   78,670      5.41%

Noninterest earning assets (f)                     $  442,997                             $  448,908
                                                   ----------                             ----------

TOTAL ASSETS                                       $6,342,153                             $6,264,710
                                                   ==========                             ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest bearing liabilities:
 Savings accounts                                  $1,080,913   $    3,463       1.28%    $1,021,501    $    3,491      1.37%
 Now accounts                                      $  665,440   $    1,388       0.83%    $  653,992    $    1,094      0.67%
 Money market demand accounts                      $  711,421   $    3,286       1.85%    $  933,485    $    3,812      1.63%
 Certificate accounts                              $2,479,537   $   19,325       3.12%    $2,307,535    $   17,180      2.98%
 Borrowed funds (g)                                $  439,548   $    4,931       4.49%    $  448,429    $    4,996      4.46%
 Debentures                                        $  102,062   $    2,036       7.98%    $  102,062    $    1,929      7.56%
                                                   ----------   ----------                ----------    ----------

Total interest bearing liabilities                 $5,478,921   $   34,429       2.51%    $5,467,004    $   32,502      2.38%

Noninterest bearing liabilities                    $  298,882                             $  262,434
                                                   ----------                             ----------

Total liabilities                                  $5,777,803                             $5,729,438

Shareholders' equity                               $  564,350                             $  535,272
                                                   ----------                             ----------

TOTAL LIABILITIES AND EQUITY                       $6,342,153                             $6,264,710
                                                   ==========                             ==========

Net interest income/ Interest rate spread                       $   49,303       3.17%                  $   46,168      3.03%

Net interest earning assets/ Net interest margin   $  420,235                    3.34%    $  348,798                    3.18%

Ratio of interest earning assets to
 interest bearing liabilities                            1.08X                                  1.06X
-----------------------------------------------------------------------------------------------------------------------------

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e)      Average balances include Fannie Mae and FHLMC stock.
(f) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(g) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

* - Revised to reflect the acquisition of Leeds Federal by Northwest Bancorp,
    Inc.

                              Average Balance Sheet
                             (Dollars in Thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

                                                                           Nine Months Ended March 31,
                                                                   2005                                   2004*
-----------------------------------------------------------------------------------------------------------------------------
                                                                                 Avg.                                   Avg.
                                                     Average                    Yield/      Average                    Yield/
                                                     Balance     Interest        Cost       Balance     Interest        Cost
-----------------------------------------------------------------------------------------------------------------------------
ASSETS:
Interest earning assets:
 Loans receivable (a) (b) (d)                      $4,195,853   $  194,758       6.19%    $3,788,756    $  182,669      6.43%
 Mortgage-backed securities (c)                    $  755,492   $   19,955       3.52%    $  908,749    $   19,629      2.88%
 Investment securities (c) (d) (e)                 $  670,473   $   26,635       5.30%    $  673,657    $   25,155      4.98%
 FHLB stock                                        $   36,321   $      624       2.29%    $   38,255    $      419      1.46%
 Other interest earning deposits                   $  257,816   $    3,304       1.71%    $  377,213    $    2,562      0.91%
                                                   ----------   ----------                ----------    ----------

Total interest earning assets                      $5,915,955   $  245,276       5.53%    $5,786,630    $  230,434      5.31%

Noninterest earning assets (f)                     $  430,167                             $  408,390
                                                   ----------                             ----------

TOTAL ASSETS                                       $6,346,122                             $6,195,020
                                                   ==========                             ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest bearing liabilities:
 Savings accounts                                  $1,085,992   $   10,695       1.31%    $1,022,631    $   10,641      1.39%
 Now accounts                                      $  665,384   $    3,745       0.75%    $  686,554    $    4,195      0.81%
 Money market demand accounts                      $  791,914   $   10,546       1.78%    $  858,519    $   10,708      1.66%
 Certificate accounts                              $2,416,358   $   55,802       3.08%    $2,313,386    $   55,098      3.18%
 Borrowed funds (g)                                $  444,419   $   15,023       4.51%    $  469,738    $   15,472      4.39%
 Debentures                                        $  102,062   $    6,000       7.84%    $  101,041    $    5,727      7.56%
                                                   ----------   ----------                ----------    ----------

Total interest bearing liabilities                 $5,506,129   $  101,811       2.47%    $5,451,869    $  101,841      2.49%

Noninterest bearing liabilities                    $  280,993                             $  239,990
                                                   ----------                             ----------

Total liabilities                                  $5,787,122                             $5,691,859

Shareholders' equity                               $  559,000                             $  503,161
                                                   ----------                             ----------

TOTAL LIABILITIES AND EQUITY                       $6,346,122                             $6,195,020
                                                   ==========                             ==========

Net interest income/ Interest rate spread                       $  143,465       3.06%                  $  128,593      2.82%

Net interest earning assets/ Net interest margin   $  409,826                    3.23%    $  334,761                    2.96%

Ratio of interest earning assets to
 interest bearing liabilities                            1.07X                                  1.06X
-----------------------------------------------------------------------------------------------------------------------------

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e)      Average balances include Fannie Mae and FHLMC stock.
(f) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(g) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

* - Revised to reflect the acquisition of Leeds Federal by Northwest Bancorp,
    Inc.